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                                                                 EXHIBIT (11)(b)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Financial Statements" and "Independent Auditors" in each Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 16 to Registration Statement (Form N-1A, No. 33-78264) of Excelsior Institutional Trust of our report dated May 8, 1998 on the financial statements and financial highlights included in the 1998 Annual Reports to Shareholders.


                                /s/ Ernst & Young LLP
                                ERNST & YOUNG LLP

Boston, Massachusetts
July 24, 1998